Exhibit 10.1

Execution Copy

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (“Agreement”) is entered into as of December 30, 2009 between ANIKA THERAPEUTICS INC., a company incorporated under the laws of the Commonwealth of Massachusetts (the “Company”) and FIDIA FARMACEUTICI S.P.A., a company incorporated under the laws of Italy (the “Investor”).

RECITALS

WHEREAS, pursuant to that certain Sale and Purchase Agreement, dated as of the date hereof (the “Purchase Agreement”), the Company has agreed to issue to the Investor 1,981,192 shares (the “Shares”) of the Company’s common stock, par value U.S. $0.01 per share (“Common Stock”), pursuant to the terms and conditions of the Purchase Agreement and for the consideration specified therein; and

WHEREAS, it is a condition precedent to the closing under the Purchase Agreement that the Company and the Investor have entered into this Agreement.

NOW, THEREFORE, in consideration of the recitals and the mutual premises, covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

1.           Definitions.  For purposes of this Agreement:

1.1.           “Damages” means any loss, damage, or liability (joint or several) to which a party hereto may become subject under the Securities Act, the Exchange Act, or other U.S. federal or U.S. state law, insofar as such loss, damage, or liability (or any action in respect thereof) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in any registration statement of the Company, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto; (ii) an omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading; or (iii) any violation or alleged violation by the indemnifying party (or any of its agents or Affiliates (as defined in the Purchase Agreement)) of the Securities Act, the Exchange Act, any state securities law, or any rule or regulation promulgated under the Securities Act, the Exchange Act, or any state securities law.

1.2.           “Demand Registration Period” means any period of time after the first anniversary of the Closing Date (as defined in the Purchase Agreement) during which the Company is eligible to use a Form S-3.

1.3.           “Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

1.4.           “Excluded Registration” means (i) a registration statement relating to the sale of securities to employees of the Company or a subsidiary of the Company pursuant to a stock option, stock purchase, or similar equity incentive plan; (ii) a registration statement relating to an SEC Rule 145 transaction; (iii) a registration statement on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities; or (iv) a registration statement relating to the issuance by the Company of securities other than (A) the Company’s Common Stock or (B) any securities having substantially equivalent rights and ranking with the Company’s Common Stock (“Equivalent Stock”).

1.5.           “Form S-1” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.6.           “Form S-2” means such form under the Securities Act as in effect on the date hereof or any successor registration form under the Securities Act subsequently adopted by the SEC.

1.7.           “Form S-3” means such form under the Securities Act as in effect on the date hereof or any registration form under the Securities Act subsequently adopted by the SEC that permits incorporation of substantial information by reference to other documents filed by the Company with the SEC.

1.8.           “Registrable Securities” means (i) the Shares; and (ii) any Common Stock issued as (or issuable upon the conversion or exercise of any warrant, right, or other security that is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of, (a) the Shares or (b) any shares of Common Stock issuable under this clause (ii).

1.9.           “SEC” means the United States Securities and Exchange Commission.

1.10.         “SEC Rule 144” means Rule 144 promulgated by the SEC under the Securities Act.

1.11.         “SEC Rule 145” means Rule 145 promulgated by the SEC under the Securities Act.

1.12.         “Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

1.13.         “Selling Expenses” means all underwriting discounts, selling commissions, and stock transfer taxes applicable to the sale of Registrable Securities, and fees and disbursements of counsel for the Investor.

2.           Registration Rights.  The Company covenants and agrees as follows:

2.1.           Demand Registration.

(a)           Subject to termination of the registration rights under Section 2.3 and to the limitations of Section 2.3, (i) at any time during a Demand Registration Period, the Investor may by notice to the Company request that the Company file a Form S-3 registration statement with respect to the outstanding Registrable Securities of the Investor and (ii) upon such request, the Company shall as soon as practicable, and in any event within forty-five (45) days after the date such request is given by the Investor, file a Form S-3 registration statement under the Securities Act covering all Registrable Securities that the Investor requests to be included in such registration statement.  Notwithstanding anything contained herein to the contrary, the Investor may not make any demand pursuant to Section 2.1(a)(i) after a registration statement has become effective for Registrable Securities of the Investor pursuant to a previous demand under Section 2.1(a)(i).  The Company shall not be obligated to effect, or to take any action to effect, any registration statement pursuant to Section 2.1(a)(i) during the period that is thirty (30) days before the Company’s good faith estimate of the date of filing of, and ending on a date that is ninety (90) days after the effective date of, a Company-initiated registration of Common Stock (other than a registration that is an Excluded Registration), provided, that the Company is actively employing in good faith commercially reasonable efforts to cause such registration statement to become effective.

(b)           Notwithstanding the foregoing obligations, if the Company furnishes to the Investor a certificate signed by the Company’s chief executive officer stating that in the good faith judgment of the Company’s board of directors it would be materially detrimental to the Company and its stockholders for such registration statement to either become effective or remain effective for as long as such registration statement otherwise would be required to remain effective, because such action would (i) interfere with a significant acquisition, corporate reorganization, or other similar transaction involving the Company; (ii) require premature disclosure of material information that the Company has a bona fide business purpose for preserving as confidential; or (iii) render the Company unable to comply with requirements under the Securities Act or Exchange Act, then the Company shall have the right to defer taking action with respect to such filing, for a period of not more than one hundred twenty (120) days after the request of the Investor is given; provided, however, that the Company may not invoke this right more than once in any twelve (12) month period; and provided, further, that the Company shall not register any securities for its own account or that of any other stockholder during such one hundred twenty (120) day period other than any registration specified in clauses (i), (ii) or (iv) of the definition of Excluded Registration.

2.2.           Piggyback Registration.  If the Company proposes to register (including, for this purpose, a registration effected by the Company for stockholders other than the Investor) any of its Common Stock or Equivalent Stock under the Securities Act in connection with the public offering of such securities solely for cash (other than in an Excluded Registration), the Company shall, at such time, promptly give the Investor notice of such registration.  Upon the request of the Investor given within fifteen (15) days after such notice is given by the Company, the Company shall, subject to the provisions of Sections 2.3, 2.4(b) and 3.10, cause to be registered all of the Registrable Securities that the Investor requests to be included in such registration.  The Company shall have the right to terminate or withdraw any registration initiated by it under this Section 2.2 before the effective date of such registration, whether or not the Investor has elected to include Registrable Securities in such registration.  The expenses (other than Selling Expenses) of such withdrawn registration shall be borne by the Company in accordance with Section 2.7.

2.3.           Termination of Registration Rights.  The right of the Investor to request registration pursuant to Section 2.1 shall terminate after a registration statement has become effective for Registrable Securities of the Investor pursuant to a request made by the Investor under Section 2.1.  The right of the Investor to request inclusion of Registrable Securities in any registration pursuant to Section 2.2 shall terminate at such time as the Investor holds fewer than twenty-five percent (25%) of the Shares (as adjusted for any stock splits, stock dividends, recapitalizations or the like).

2.4.           Underwriting Requirements.

(a)           A registration requested under Section Section 2.1 may not be by means of an underwriting.

(b)           In connection with any offering involving an underwriting of shares of the Company’s capital stock pursuant to Section 2.2, the Company shall not be required to include any of the Investor’s Registrable Securities in such underwriting unless the Investor accepts the terms of the underwriting as agreed upon between the Company and its underwriters, and then only in such quantity as the underwriters in their sole discretion determine will not jeopardize the success of the offering by the Company.  If the total number of Registrable Securities requested by the Investor to be included in such offering exceeds the number of securities to be sold that the underwriters in their sole discretion determine is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of Registrable Securities, which the underwriters and the Company in their sole discretion determine will not jeopardize the success of the offering.

2.5.           Obligations of the Company.  Whenever required under this Section 2 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a)           prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its commercially reasonable efforts to cause such registration statement to become effective and keep such registration statement effective for a period of no less than one hundred twenty (120) days or, if earlier, until the distribution contemplated in the registration statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Investor refrains, at the request of the Company, from selling any securities included in such registration, and (ii) in the case of any registration of Registrable Securities on Form S-3 that are intended to be offered on a continuous or delayed basis, subject to compliance with applicable SEC rules, such one hundred twenty (120) day period shall be extended for up to ninety (90) days, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

(b)           prepare and file with the SEC such amendments and supplements to such registration statement, and the prospectus used in connection with such registration statement, as may be necessary to comply with the Securities Act in order to enable the disposition of all securities covered by such registration statement;

(c)           furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, as required by the Securities Act, and such other documents as the Investor may reasonably request in order to facilitate its disposition of its Registrable Securities;

(d)           use its commercially reasonable efforts to register and qualify the securities covered by such registration statement under such other U.S. securities or blue-sky laws of such U.S. jurisdictions as shall be reasonably requested by the Investor; provided that the Company shall not be required to qualify to do business or to file a general consent to service of process in any such states or jurisdictions, unless the Company is already subject to service in such jurisdiction and except as may be required by the Securities Act;

(e)           in the event of any underwritten public offering under Section 2.2, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the underwriter(s) of such offering;

(f)           use its commercially reasonable efforts to cause all such Registrable Securities covered by such registration statement to be listed on a U.S. national securities exchange or trading system and each securities exchange and trading system (if any) on which similar securities issued by the Company are then listed;

(g)           provide a transfer agent and registrar for all Registrable Securities registered pursuant to this Agreement and provide a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

(h)           at least 48 hours prior to the filing of any registration statement or prospectus with respect to such Registrable Securities, or any amendment or supplement thereto, furnish a copy thereof to the Investor and refrain from filing any such registration statement, prospectus, amendment or supplement to which counsel to the Investor shall have reasonably objected on the grounds that such document does not comply in all material respects with the requirements of the Securities Act, unless, in the case of an amendment or supplement, in the opinion of counsel for the Company the filing of such amendment or supplement is reasonably necessary to protect the Company from any liabilities under any applicable federal or state law and such filing will not violate applicable laws;

(i)           notify the Investor, promptly after the Company receives notice thereof, of the time when such registration statement has been declared effective or a supplement to any prospectus forming a part of such registration statement has been filed; and

(j)           after such registration statement becomes effective, notify the Investor of any request by the SEC that the Company amend or supplement such registration statement or prospectus.

2.6.           Furnish Information.  It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 2 with respect to the Registrable Securities of the Investor that the Investor shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as is reasonably required to effect the registration of the Investor’s Registrable Securities.

2.7.           Expenses of Registration.  All expenses (other than Selling Expenses) incurred in connection with registrations, filings, or qualifications pursuant to this Section 2, including all registration, filing, and qualification fees; printers’ and accounting fees; and fees and disbursements of counsel for the Company, shall be borne and paid by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 2.1 if the registration request is subsequently withdrawn at the request of the Investor (in which case the Investor shall bear such expenses), unless the Investor agrees to forfeit its registration rights under Section 2.1(a); provided further that if, at the time of such withdrawal, the Investor has learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Investor at the time of its request and that has not otherwise been publicly disclosed by the Company in its SEC filings, and has withdrawn the request with reasonable promptness after learning of such information, then the Investor shall not be required to pay any of such expenses and shall not forfeit its registration rights under Section 2.1(a).  All Selling Expenses relating to Registrable Securities registered pursuant to this Section 2 shall be borne and paid by the Investor.

2.8.           Indemnification.  If any Registrable Securities are included in a registration statement under this Section 2:

(a)           To the extent permitted by law, the Company will indemnify and hold harmless the Investor, and the partners, members, officers, directors, Affiliates, and stockholders of the Investor; legal counsel and accountants for the Investor; any underwriter (as defined in the Securities Act) for the Investor; and each Person (as defined in the Purchase Agreement), if any, who controls such Investor or underwriter within the meaning of the Securities Act or the Exchange Act, against any Damages, and the Company will pay to the Investor, underwriter, controlling Person, or other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(a) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Company, nor shall the Company be liable for any Damages to the extent that they arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the indemnified Person expressly for use in connection with such registration.

(b)           To the extent permitted by law, the Investor will indemnify and hold harmless the Company, and each of its directors, each of its officers who has signed the registration statement, each Person (if any), who controls the Company within the meaning of the Securities Act, legal counsel and accountants for the Company, any underwriter (as defined in the Securities Act), and any controlling Person of any such underwriter, against any Damages, in each case only to the extent that such Damages arise out of or are based upon actions or omissions made in reliance upon and in conformity with written information furnished by or on behalf of the Investor expressly for use in connection with such registration; and the Investor will pay to the Company and each other aforementioned Person any legal or other expenses reasonably incurred thereby in connection with investigating or defending any claim or proceeding from which Damages may result, as such expenses are incurred; provided, however, that the indemnity agreement contained in this Section 2.8(b) shall not apply to amounts paid in settlement of any such claim or proceeding if such settlement is effected without the consent of the Investor; and provided further that in no event shall any indemnity under this Section 2.8(b) exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of fraud or willful misconduct by the Investor.

(c)           Promptly after receipt by an indemnified party under this Section 2.8 of notice of the commencement of any action (including any governmental action) for which a party may be entitled to indemnification hereunder, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 2.8, give the indemnifying party notice of the commencement thereof, but any failure or delay in giving such notice shall not relieve the indemnifying party from any liability except to the extent that it is materially prejudiced by such failure or delay.  The indemnifying party shall at its election have the right to either (i) participate in such action or (ii) to assume the defense thereof; provided, however, that the indemnified parties as a group (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party(ies) by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party(ies) and any other party represented by such counsel in such action.

(d)           To provide for just and equitable contribution to joint liability under the Securities Act in any case in which either (i) any party otherwise entitled to indemnification hereunder makes a claim for indemnification pursuant to this Section 2.8 but it is judicially determined (by the entry of a final judgment or decree by a court of competent jurisdiction and the expiration of time to appeal or the denial of the last right of appeal) that such indemnification may not be enforced in such case, notwithstanding the fact that this Section 2.8 provides for indemnification in such case, or (ii) contribution under the Securities Act may be required on the part of any party hereto for which indemnification is provided under this Section 2.8, then, and in each such case, such parties will contribute to the aggregate losses, claims, damages, liabilities, or expenses to which they may be subject (after contribution from others) in such proportion as is appropriate to reflect the relative fault of each of the indemnifying party and the indemnified party in connection with the statements, omissions, or other actions that resulted in such loss, claim, damage, liability, or expense, as well as to reflect any other relevant equitable considerations.  The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or allegedly untrue statement of a material fact, or the omission or alleged omission of a material fact, relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission; provided, however, that, in any such case, (x) the Investor will not be required to contribute any amount in excess of the public offering price of all such Registrable Securities offered and sold by the Investor pursuant to such registration statement, and (y) no Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) will be entitled to contribution from any party who was not guilty of such fraudulent misrepresentation; and provided further that in no event shall the Investor’s liability pursuant to this Section 2.8(d), when combined with the amounts paid or payable by the Investor pursuant to Section 2.8(b), exceed the proceeds from the offering received by the Investor (net of any Selling Expenses paid by the Investor), except in the case of willful misconduct or fraud by the Investor.

(e)           Unless otherwise superseded by an underwriting agreement entered into in connection with the underwritten public offering under Section 2.2, the obligations of the Company and the Investor under this Section 2.8 shall survive the completion of any offering of Registrable Securities in a registration under this Section 2 2.8, and otherwise shall survive the termination of this Agreement.

2.9.           Reports Under Exchange Act.  With a view to making available to the Investor the benefits of SEC Rule 144 and any other rule or regulation of the SEC that may at any time permit the Investor to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company shall:

(a)           use commercially reasonable efforts to make and keep available adequate current public information, as those terms are understood and defined in SEC Rule 144;

(b)           use commercially reasonable efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

(c)           furnish to the Investor, forthwith upon request (i) to the extent accurate, a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144, the Securities Act, and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3; and (ii) such other information as may be reasonably requested in availing the Investor of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to Form S-3.

2.10.           “Market Stand-off” Agreement.  The Investor hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the registration by the Company for its own behalf of shares of its Common Stock or any other securities of the Company, under the Securities Act on a registration statement on Form S-1, Form S-2, or Form S-3 and ending on the date specified by the Company and the managing underwriter (such period not to exceed ninety (90) days, which period may be extended upon the request of the managing underwriter, to the extent required by any NASD rules, for an additional period of up to fifteen (15) days if the Company issues or proposes to issue an earnings or other public release within fifteen (15) days of the expiration of the 90-day lockup period), (i) lend; offer; pledge; sell; contract to sell; sell any option or contract to purchase; purchase any option or contract to sell; grant any option, right, or warrant to purchase; or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock held immediately before the effective date of the registration statement for such offering or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.  The foregoing provisions of this Section 2.10 shall not apply to (i) any shares included in such registration statement pursuant to the Investor’s rights under Section 2.2 or (ii) the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Investor only if all senior officers and directors of the Company are subject to the same restrictions.  The underwriters in connection with such registration are intended third-party beneficiaries of this Section 2.10 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto.  The Investor further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 2.10 or that are necessary to give further effect thereto.

3.           Miscellaneous.

3.1.           Successors and Assigns.  The rights and obligations provided for in this Agreement may not be assigned, delegated or transferred by either party without the prior written consent of the other party, except that this Agreement may be assigned or transferred in full to a successor in ownership of all or substantially all of the business or assets of the Investor (whether by merger, consolidation, sale or otherwise) without the prior consent of the Company; provided, that the Investor provides written notice to the Company of such assignment and the assignee of this Agreement agrees in writing to be bound as such party hereunder; and provided further, that this Agreement must be assigned to and shall be assumed by and enforceable against a successor in ownership of all or substantially all of the business or assets of the Company (whether by merger, consolidation, sale or otherwise).  Notwithstanding anything to the contrary in this Agreement, any assignment, delegation or transfer, or any such assignment or transfer, in violation of this Section 3.1 shall be void.  This Agreement shall inure to the benefit of, and be binding upon, the legal representatives, successors and permitted assigns of each of the parties.

3.2.           Governing Law.  This Agreement shall be governed, in all respects, including validity, interpretation and effect by the laws of the Commonwealth of Massachusetts, without regards to conflicts of law principles that could result in the application of the law of any other jurisdiction.

3.3.           CONSENT TO JURISDICTION.  EACH PARTY HERETO HEREBY IRREVOCABLY AGREES THAT ANY SUIT, ACTION, PROCEEDING OR CLAIM AGAINST IT ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT, OR ANY JUDGMENT ENTERED BY ANY COURT IN RESPECT THEREOF, MAY BE BROUGHT OR ENFORCED IN THE STATE OR FEDERAL COURTS LOCATED IN THE COMMONWEALTH OF MASSACHUSETTS, AND EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY PROCEEDING BROUGHT IN THE COMMONWEALTH OF MASSACHUSETTS AND FURTHER IRREVOCABLY WAIVES ANY CLAIMS THAT ANY SUCH PROCEEDING HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

3.4.           Counterparts; Facsimile.  This Agreement may be executed and delivered  (i) by facsimile or PDF signature and (ii) in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.5.           Titles and Subtitles.  The titles and subtitles used in this Agreement are for convenience only and are not to be considered in construing or interpreting this Agreement.

3.6.           Notices.  Any communication or notice required or permitted to be given under this Agreement shall be made in writing and in the English language and shall be deemed to have been duly and validly given (i) in the case of notice sent by letter, upon receipt of the same, and (ii) in the case of notice sent by telefax, upon acknowledgement of successful and complete transmission by the fax machine of the sending party, addressed, in each case, to the addresses indicated in the preamble of the Purchase Agreement or to such other address as each party may hereafter furnish to the other by written notice, as herein provided.

3.7.           Amendments and Waivers.  This Agreement may only be waived, changed, modified or discharged by an agreement in writing signed by the Company and the Investor.  No waivers of or exceptions to any term, condition, or provision of this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such term, condition, or provision.

3.8.           Severability.  In case any one or more of the provisions contained in this Agreement is for any reason held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality, or unenforceability shall not affect any other provision of this Agreement, and such invalid, illegal, or unenforceable provision shall be reformed and construed so that it will be valid, legal, and enforceable to the maximum extent permitted by law.

3.9.           Entire Agreement.  This Agreement: (a) supersedes all prior agreements relating to the same matter and (b) contains, jointly with the Purchase Agreement, the entire understanding between the Investor and the Company with respect to the subject matter hereof.

3.10.           Termination.  Notwithstanding anything contained in this Agreement to the contrary, this Agreement shall terminate and the Company shall have the right to terminate or withdraw any then effective registration statement relating to Registrable Securities, at any time that the Investor is able to sell its outstanding Registrable Securities without restriction under SEC Rule 144(b)(1) as a Person that is not an “affiliate” of the Company (within the meaning of SEC Rule 144).  For all purposes of this Agreement, whether the Investor is able to “sell its outstanding Registrable Securities without restriction under SEC Rule 144(b)(1),” including without limitation whether the Investor is not an “affiliate” of the Company (within the meaning of SEC Rule 144), shall be determined by the Investor, reasonably and in good faith after consultation with its counsel.  In the event the Company and the Investor disagree as to the Investor’s status as an “affiliate,” then the Company and the Investor agree to discuss such matter in good faith; provided, that the final determination shall be made by the Investor, acting reasonably and in good faith, and taking into consideration the discussions with the Co mpany.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ANIKA THERAPEUTICS, INC.

By:	/s/ Charles H. Sherwood
Name: Charles H. Sherwood
Title: Chief Executive Officer and President

FIDIA FARMACEUTICI S.P.A.

By:	/s/ Antonio Germani
Name: Antonio Germani
Title: Managing Director